UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 27, 2016

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

 Nuvel Holdings, Inc.
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Special Meeting of Shareholders (the "Special Meeting") of OrangeHook, Inc., formerly Nuvel Holdings, Inc. (the "Company"), held on December 27, 2016, the shareholders of the Company approved the adoption of the Company's 2016 Equity Incentive Plan (the "Equity Incentive Plan").
The principal provisions of the Equity Incentive Plan are summarized below. This summary is not a complete description of all the Equity Incentive Plan's provisions, and is qualified in its entirety by reference to the Equity Incentive Plan, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Purpose
The purpose of the Equity Incentive Plan is to promote the success of the Company and its affiliates by facilitating the employment and retention of competent personnel and by furnishing incentives to those employees, directors, and consultants upon whose efforts the success of the Company and its affiliates will depend to a large degree.
Eligible Participants
All employees, officers, directors, and consultants of the Company and its affiliates may participate in the Equity Incentive Plan.
Administration
The Equity Incentive Plan is administered by the Company's Board of Directors (its "Board"); provided, however, that the Board may delegate some or all of the administration of the Equity Incentive Plan to a committee or committees. The Board and any committee appointed by the Board to administer the Equity Incentive Plan are collectively referred to as the "Administrator."
Types of Awards
The Equity Incentive Plan permits the Administrator to grant:
Options.   Options granted under the Equity Incentive Plan may be either "incentive' stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") or "nonqualified" stock options that do not qualify for special tax treatment of Code Section 422.
Restricted Stock Awards and Restricted Stock Units.  The Equity Incentive Plan also permits awards of restricted stock and restricted stock units. Restricted stock units may be paid in cash or in shares of the Company's Common Stock, or any combination thereof, in the Administrator's discretion.
Performance Awards.  Performance share and performance unit awards may be granted under the Equity Incentive Plan. Performance share awards generally provide the Participant with the opportunity to receive shares of the Company's Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods.

Stock Appreciation Rights.    The Equity Incentive Plan permits awards of stock appreciation rights, which may be granted independent of or in tandem with a previously or contemporaneously granted stock option. Generally, upon the exercise of a stock appreciation right, the Participant will receive cash, shares of Common Stock, or some combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of the Company's Common Stock, over (ii) a specified exercise price.
Reserved Shares
The stock to be awarded or optioned under the Equity Incentive Plan consists of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock currently reserved and available for awards under the Equity Incentive Plan is 2,000,000 shares of Common Stock (on a post-Reverse Stock Split basis), provided, however, that all shares of stock reserved and available under the Equity Incentive Plan constitutes the maximum aggregate number of shares of stock that may be issued through incentive stock options. The following shares of Common Stock will not reduce the pool of authorized shares and will continue to be reserved and available for future awards granted pursuant to the Equity Incentive Plan: (i) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (ii) shares of Common Stock covered by an award to the extent the award is settled in cash; provided, however, that the full number of shares of Common Stock subject to a stock appreciation right will reduce the number of shares available for future awards under the Equity Incentive Plan, whether such stock appreciation right is settled in cash or shares of Common Stock.  Any shares of Common Stock withheld to satisfy tax withholding obligations on an award, shares of Common Stock withheld to pay the exercise price of an option, and shares of common stock subject to a broker-assisted cashless exercise of an option will reduce the number of shares available for future awards under the Equity Incentive Plan.
Annual Award Limits
Unless and until the Administrator determines that an award to a "covered employee" (as defined in Section 162(m) of the Code) is not intended to be performance-based compensation, the following limits (each, an "Annual Award Limit," and collectively, "Annual Award Limits") apply to grants of such awards under the Equity Incentive Plan:
Options and Stock Appreciation Rights. The maximum number of shares of Common Stock subject to Options granted and shares of Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant is, in the aggregate, 500,000 shares, subject to adjustment for certain corporate events.
Restricted Stock Awards and Restricted Stock Units. The maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one Participant is, in the aggregate, 500,000 shares, subject to adjustment for certain corporate events.

Amendments
The Board may from time to time, insofar as permitted by law, suspend or discontinue the Equity Incentive Plan or revise or amend it in any respect. However, except to the extent required by applicable law or regulation or except as provided under the Equity Incentive Plan itself, the Board may not, without shareholder approval, revise or amend the Equity Incentive Plan to (i) materially increase the number of shares subject to the Equity Incentive Plan, (ii) change the designation of participants, including the class of employees, eligible to receive awards, (iii) decrease the price at which options or stock appreciation rights may be granted, (iv) cancel, regrant, repurchase for cash, or replace options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock with other awards, or amend the terms of outstanding options or stock appreciation rights to reduce their exercise price, (v) materially increase the benefits accruing to participants under the Equity Incentive Plan, or (vi) make any modification that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.
Term
The Administrator may grant awards under the Equity Incentive Plan from time to time until the Administrator discontinues or terminates the Equity Incentive Plan; provided, however, that in no event may incentive stock options be granted pursuant to the Equity Incentive Plan after the earlier of (i) the date the Administrator discontinues or terminates the Equity Incentive Plan, or (ii) the close of business on the day immediately preceding the tenth anniversary of the effective date of the Equity Incentive Plan.
Change of Control
Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the Equity Incentive Plan, the Administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the Equity Incentive Plan and the cancellation of any or all awards (or portions thereof) which have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards will become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the Administrator pursuant to the Equity Incentive Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options, or (2) for participants holding awards other than options, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The Administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The votes cast with respect to each item of business presented at the Special Meeting are as follows:

Proposal No. 1 — The shareholders approved an amendment and restatement of the Company's Articles of Incorporation (the "Articles Amendment"). See Item 8.01 regarding revisions effected by the Articles Amendment.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

1,762,733,950	1,866,181	0	n/a

Proposal No. 2 — The shareholders approved the Company's 2016 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

1,762,733,950	1,866,181	0	n/a
Proposal No. 3 —The shareholders approved the grant of discretionary authority to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve the proposals listed above.
Votes For	Votes Against	Votes Abstained	Broker Non-Votes

1,762,733,950	1,866,181	0	n/a

Item 8.01 Other Events.
On December 27, 2016, the Company filed the Articles Amendment, as approved, with the Secretary of State of Florida. Among other administrative revisions, the Articles Amendment effects a one-for-1,200,000 reverse stock split of the Company's issued and outstanding shares of common stock (the "Reverse Stock Split") and changes the Company's name from Nuvel Holdings, Inc. to OrangeHook, Inc., which name changes is reflected on the cover page of this Current Report.
In connection with the Reverse Stock Split, proportional adjustments were made to the Company's outstanding stock options, warrants and other securities convertible into common stock. The Reverse Stock Split did not affect the par value of the Company's common stock or the number of shares of capital stock authorized for issuance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvel Holdings, Inc.

Dated:   January 3, 2017
By:  /s/   James Mandel
Name:    James Mandel
Title:      President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2016 Equity Incentive Plan